SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2005

Heilig-Meyers Company

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-8484	54-0558861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12501 Patterson Avenue, Richmond, Virginia	23238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 784-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On March 7, 2005, Heilig-Meyers Company and certain of its wholly owned subsidiaries, Heilig-Meyers Furniture Company, Heilig-Meyers Furniture Company West, Inc., HMY Star, Inc., and MacSaver Financial Services, Inc. (collectively the “Companies”), and the Official Committee of Unsecured Creditors (the “Committee”) filed an Amended and Restated Joint Liquidating Plan of Reorganization (the “Amended Heilig Plan”) and Disclosure Statement with the U.S. Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). A copy of the Amended Heilig Plan and Disclosure Statement are attached hereto as Exhibits 2.1 and 2.2, respectively.

On March 9, 2005, Heilig-Meyers Company’s wholly owned subsidiary, HMY RoomStore, Inc. (the “RoomStore”), and the Committee filed an Amended and Restated Joint Plan of Reorganization (the “Amended RoomStore Plan”) and Disclosure Statement (the “RoomStore Disclosure Statement”) with the Bankruptcy Court. A Bankruptcy Court hearing was held on March 8, 2005, to determine the adequacy of the RoomStore Disclosure Statement. By Order dated March 10, 2005, the Bankruptcy Court, among other things, (i) approved the RoomStore Disclosure Statement, (ii) scheduled April 7, 2005 as the last day to file an objection to confirmation of the RoomStore Plan, and (iii) scheduled a hearing on April 21, 2005, to consider confirmation of the RoomStore Plan. A copy of the Amended RoomStore Plan and Disclosure Statement are attached hereto as Exhibits 2.3 and 2.4, respectively.

On March 10, 2005, the Companies issued a press release announcing the filing of the Amended Heilig Plan. A copy of the press release is filed as Exhibit 99.2 to this Report on Form 8-K and is incorporated by reference herein. Also on March 10, 2005, RoomStore issued a press release announcing the filing of the Amended RoomStore Plan and the Bankruptcy Court’s approval of the related Disclosure Statement. A copy of the press release is filed as Exhibit 99.3 to this Report on Form 8-K and is incorporated by reference herein.

Bankruptcy law does not permit solicitation of acceptances of a plan of reorganization until the Bankruptcy Court approves the applicable disclosure statement relating to that plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the plan. The Bankruptcy Court has not approved the Disclosure Statement related to the Amended Heilig Plan. RoomStore will solicit acceptances of the Amended RoomStore Plan in accordance with procedures approved by the Bankruptcy Court. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Amended Heilig Plan or the Amended RoomStore Plan. The Amended Heilig Plan and the Amended RoomStore Plan will become effective if and when they receive the requisite stakeholder approval and are confirmed by the Bankruptcy Court.

Some of the statements made by the Companies and RoomStore in this filing and the Exhibits are forward-looking in nature. These statements can be identified by the use of projected and forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect the Companies’ and RoomStore’s reasonable judgments with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the Exhibits. Such risks and uncertainties include, but are not limited to, the ability to successfully complete a financial restructuring on a consensual basis with some or all of the Companies’ and RoomStore’s relevant constituents or otherwise successfully reorganize, the customer’s willingness, need and financial ability to purchase home furnishings and related items, the ability to obtain sources of financing for RoomStore’s customers, the costs and effectiveness of promotional activities, the ability to obtain leases for new store and distribution center locations, the ability to obtain exit financing at market rates, the ability to lower overhead and infrastructure costs, and the ability to access sources of merchandise on commercially reasonable terms, including imported goods. Other factors such as changes in tax laws, consumer credit and bankruptcy trends, recessionary or expansive trends in the RoomStore’s markets, and inflation rates and regulations and laws, which affect the ability to do business in RoomStore’s markets, may also impact the outcome of future events. Statements in this filing and the exhibits should be evaluated in light of these important factors.

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ITEM 9.01. FINANCIAL STATEMENTS and EXHIBITS

(a)	Exhibits.

EX-2.1	Heilig-Meyers Company et al. Amended and Restated Joint Liquidating Plan of Reorganization dated March 7, 2005

EX-2.2	Disclosure Statement for Heilig-Meyers Company et al. Amended and Restated Joint Liquidating Plan of Reorganization dated March 7, 2005

EX-2.3	HMY RoomStore, Inc. Amended and Restated Joint Plan of Reorganization dated March 9, 2005

EX-2.4	Disclosure Statement for HMY RoomStore, Inc. Amended and Restated Joint Plan of Reorganization dated March 9, 2005

EX-99.2	Heilig-Meyers Company et al. Press Release dated March 11, 2005

EX-99.3	HMY RoomStore, Inc. Press Release dated March 11, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEILIG-MEYERS COMPANY
(Registrant)

Date: March 14, 2005	By:	/s/ Ronald L. Barden
Ronald L. Barden
Managing Director of
Reorganization

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